CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Registration Statement on Form N-1A of The Hennessy Mutual Funds, Inc. and to the use of our report dated January 25, 2003 on the financial statements and financial highlights of the SYM Select Growth Fund, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into this registration statement.


                                                     TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 26, 2003